UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 27, 2009
CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 North First Street
San Jose, California	95112
(Address of principal executive offices)	(Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 27, 2009 (the “Effective Date”), California Water Service Group, a Delaware corporation (the “Registrant”), and California Water Service Company, a California corporation and a wholly-owned subsidiary of the Registrant (“Cal Water”), entered into the Syndicated Credit Agreements (as defined below), which provide for unsecured revolving credit facilities in an aggregate amount of $300 million. The Syndicated Credit Facilities expand and replace the Registrant and its subsidiaries’ Existing Credit Facilities (as defined below).
Holdco Credit Agreement
On the Effective Date, the Registrant, and certain of its subsidiaries which may be designated borrowers from time to time, entered into a credit agreement (the “Holdco Credit Agreement”) provided by a syndicate of banks and other financial institutions led by Bank of America, N.A., as administrative agent, swing ling lender and letter of credit issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, CoBank, ACB and Bank of China, Los Angeles Branch, as co-syndication agents, and Compass Bank and U.S. Bank, National Association as co-documentation agents.
Also on the Effective Date, the Registrant terminated its existing facility with Bank of America, N.A. that was due to expire on April 16, 2010 (the “Holdco Existing Facility”). There were no borrowings outstanding under the Holdco Existing Facility.
The Holdco Credit Agreement provides for a $50 million unsecured revolving credit facility, which will be used for working capital purposes, including the short-term financing of capital projects, or general corporate purposes. The Holdco Credit Agreement expires, and all obligations thereunder shall be due and payable, on October 27, 2012, unless earlier accelerated upon the occurrence of an event of default. At the Registrant’s option, borrowings under the Holdco Credit Agreement will bear interest annually at a rate equal to (i) the Eurodollar rate or (ii) a base rate, in each case plus an applicable margin dependent on the Registrant and its subsidiaries’ consolidated total capitalization ratio.
The Holdco Credit Agreement contains affirmative and negative covenants and events of default customary for credit facilities of this type, including, among other things, limitations and prohibitions relating to additional indebtedness, liens, mergers, and asset sales by the Registrant and its subsidiaries. The Holdco Credit Agreement also contains financial covenants governing the Registrant and its subsidiaries’ consolidated total capitalization ratio and interest coverage ratio.
There were no initial borrowings under the Holdco Credit Agreement.
Opco Credit Agreement
On the Effective Date, Cal Water entered into a credit agreement (the “Opco Credit Agreement” and, together with the Holdco Credit Agreement, the “Syndicated Credit Agreements”) provided by a syndicate of banks and other financial institutions led by Bank of America, N.A., as administrative agent, swing ling lender and letter of credit issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, CoBank, ACB and Bank of China, Los Angeles Branch, as co-syndication agents, and Compass Bank and U.S. Bank, National Association as co-documentation agents.
Also on the Effective Date, Cal Water terminated its existing facility with Bank of America that was due to expire April 16, 2010 (the “Opco Existing Facility” and, together with the Holdco Existing Facility, the “Existing Credit Facilities”). There were outstanding borrowings under the Opco Existing Facility in the amount of $12 million, which Cal Water repaid in full on the Effective Date.
The Opco Credit Agreement provides for a $250 million unsecured revolving credit facility, which will be used for working capital purposes, including the short-term financing of capital projects. The Opco Credit Agreement expires, and all obligations thereunder shall be due and payable, on October 27, 2012, unless earlier accelerated upon the occurrence of an event of default. Cal Water’s obligations under the Opco Credit Agreement are fully and unconditionally guaranteed by the Registrant. Borrowings under the Opco Credit Agreement must be repaid within 12 months unless otherwise authorized by the California Public Utilities Commission. At Cal Water’s option, borrowings under the Opco Credit Agreement will bear interest annually at a rate equal to (i) the Eurodollar rate or (ii) a base rate, in each case plus an applicable margin dependent on the Registrant and its subsidiaries’ consolidated total capitalization ratio.
The Opco Credit Agreement contains affirmative and negative covenants and events of default customary for credit facilities of this type, including, among other things, limitations and prohibitions relating to additional indebtedness, liens, mergers, and asset sales. The Opco Credit Agreement also contains financial covenants governing the Registrant and its subsidiaries’ consolidated total capitalization ratio and interest coverage ratio.
The initial borrowing under the Opco Credit Agreement on the Effective Date was $12 million, which Cal Water used to repay borrowings under the Opco Existing Facility.
Certain of the lenders and agents under the Syndicated Credit Agreements, including Banc of America Securities LLC, and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking or other advisory services to the Registrant or Cal Water. These parties have received, and may in the future receive, customary compensation from the Registrant or Cal Water for such services.
The foregoing descriptions of the Syndicated Credit Agreements are qualified in their entirety by reference to the full terms and conditions of the Syndicated Credit Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference.
Item 1.02. Termination of a Material Definitive Agreement.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.
Item 8.01. Other Events.
On October 27, 2009, the Registrant issued a press release announcing the transactions described herein, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     We hereby file the following exhibits with this report:

Exhibit No.	Description

10.1	Credit Agreement dated as of October 27, 2009 among California Water Service Group and certain of its subsidiaries from time to time, as borrowers, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, CoBank, ACB and Bank of China, Los Angeles Branch, as co-syndication agents, Compass Bank and U.S. Bank National Association, as co-documentation agents, and the other lender parties thereto.

Exhibit No.	Description

10.2	Credit Agreement dated as of October 27, 2009 among California Water Service Company, as borrower, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, CoBank, ACB and Bank of China, Los Angeles Branch, as co-syndication agents, Compass Bank and U.S. Bank National Association, as co-documentation agents, and the other lender parties thereto.

99.1	Press release issued October 27, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP
Date: October 28, 2009	By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Vice President, Chief Financial Officer and Treasurer